Exhibit 5.1

53rd at Third 885 Third Avenue New York, New York 10022-4834 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com

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October 23, 2017	Dubai	Rome
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Milan

Funko, Inc.

2802 Wetmore Avenue

Everett, Washington 98201

Re:	Registration Statement No. 333-220856;
15,333,334 shares of Class A common stock, par value $0.0001 per share

Ladies and Gentlemen:

We have acted as special counsel to Funko, Inc., a Delaware corporation (the “Company”), in connection with the registration of up to 15,333,334 shares of Class A common stock, $0.0001 par value per share, which are being offered by the Company, ACON Funko Investors Holdings 1, L.L.C., a Delaware limited liability company (“ACON Holdings 1”), ACON Funko Investors Holdings 2, L.L.C., a Delaware limited liability company (“ACON Holdings 2”) and ACON Funko Investors Holdings 3, L.L.C., a Delaware limited liability company (“ACON Holdings 3” and, together with ACON Holdings 1 and ACON Holdings 2, the “Selling Stockholders”). The shares of Class A common stock being offered by the Company are herein referred to as the “Company Shares,” and the shares of Class A common stock being offered by the Selling Stockholders are herein referred to as the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares.” The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2017 (Registration No. 333-220856, as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of Class A common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. The Shares being offered by (i) ACON Holdings 1 consist of Shares that will be issued by the Company in connection with the transactions contemplated by an agreement and plan of merger, by and among the Company, ACON Holdings 1 and certain of their respective subsidiaries (the “ACON Holdings 1 Merger Agreement”), (ii) ACON Holdings 2 consist of Shares that will be issued by the Company in connection with the transactions contemplated by an agreement and plan of merger, by and among the Company, ACON Holdings 2 and certain of their respective subsidiaries (the “ACON Holdings 2 Merger Agreement”) and (iii) ACON Holdings 3 consist of

October 23, 2017

Shares that will be issued by the Company in connection with the transactions contemplated by (a) an agreement and plan of merger, by and among the Company, ACON Holdings 3 and certain of their respective subsidiaries (the “ACON Holdings 3 Merger Agreement” and, together with the ACON Holdings 1 Merger Agreement and the ACON Holdings 2 Merger Agreement, the “Merger Agreements”), and (b) a common unit purchase agreement, between the Company and ACON Holdings 3 (the “Common Unit Purchase Agreement” and, together with the Merger Agreements, the “Agreements”), in each case, prior to the consummation of the offering contemplated by the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus contained therein (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon the proper filing of the amended and restated certificate of incorporation of the Company, substantially in the form most recently filed as an exhibit to the Registration Statement, with the Secretary of State of the State of Delaware and (i) with respect to the Shares being offered by the Selling Stockholders, when such Shares have been duly registered on the books of the transfer agent and registrar thereof in the name or on behalf of the Selling Stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the applicable Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable, and (ii) with respect to the Shares being offered by the Company, when such Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further

October 23, 2017

consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP